FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 7, 2001


                       CLAYTON WILLIAMS ENERGY ANNOUNCES
                        2001 CAPITAL EXPENDITURE BUDGET

MIDLAND, TEXAS, MARCH 7, 2001 - CLAYTON WILLIAMS ENERGY, INC. (NASDAQ - NMS:
CWEI) announced today its capital expenditure budget for exploration and development activities for 2001 is $91.8 million. Exploration represents approximately 82% of the total amount of expenditures budgeted for 2001. Approximately 49% of this budget, or $44.8 million, will be allocated to the Company's South Louisiana projects, primarily in Plaquemines Parish. The Company currently has 8 drilling rigs operating in its key areas. A breakdown of the key areas and budgeted expenditures is as follows:


                                    CAPITAL          PERCENT OF
     AREA                         (THOUSANDS)          BUDGET
     ----                         -----------          ------
     South Louisiana                $44,800             49%
     Cotton Valley/Texas             14,300             16%
     Austin Chalk/Texas              10,400             11%
     West Texas                       7,500              8%
     Bossier Sand/Texas               6,000              6%
     Southeast New Mexico             5,500              6%
     Other Areas                      3,300              4%
                                    -------            ----

          Total for 2001            $91,800            100%
                                    =======            ====


The level of the Company's capital spending for 2001 is dependent upon drilling success and the commodity-pricing environment during the year.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

CERTAIN STATEMENTS CONTAINED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT"). SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE
FOLLOWING: THE VOLATILITY OF OIL AND GAS PRICES, THE COMPANY'S DRILLING RESULTS, THE COMPANY'S ABILITY TO REPLACE SHORT-LIVED RESERVES, THE AVAILABILITY OF CAPITAL RESOURCES, THE RELIANCE UPON ESTIMATES OF PROVED RESERVES, OPERATING HAZARDS AND UNINSURED RISKS, COMPETITION, GOVERNMENT REGULATION, THE ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY, AND OTHER FACTORS REFERENCED IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:

     LAJUANDA HOLDER                         MEL G. RIGGS
     DIRECTOR OF INVESTOR RELATIONS          CHIEF FINANCIAL OFFICER
     (915) 688-3419                          (915) 688-3431
     E-MAIL: CWEI@CLAYTONWILLIAMS.COM
     WEBSITE: CLAYTONWILLIAMS.COM